Exhibit 99.2

EXECUTION VERSION

Convergys Corporation

201 East Fourth Street

Cincinnati, Ohio 45202

513-723-7000

February 4, 2009

To: Each of the Persons Listed on Schedule A Hereto (the “JANA Group”)

Ladies and Gentlemen:

This letter agreement shall be effective concurrently with the execution of that Agreement (the “Agreement”), dated as of the date hereof, by and between the JANA Group and the Company. You have informed Convergys Corporation (the “Company”) that, subject to the terms of, and in accordance with, this letter agreement, the 2009 Designee (as defined in the Agreement) (who is a senior executive of JANA Partners LLC and has been designated by you to serve on the Company’s board of directors (the “Board”) pursuant to Section 3(a)(1) of the Agreement) (the “JANA Director”) may disclose to you non-public information he obtains while a member of the Board and to discuss confidential matters relating to the Company. Accordingly, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include strategic, business or financial planning, the thoughts and deliberations of the Board as a whole or of individual directors or senior executives, or other business information the disclosure of which could harm the Company. In consideration of the Company’s agreements and obligations in the Agreement, you and your representatives, attorneys, advisors, directors, officers and employees (collectively, the “Representatives”) agree to treat any and all information concerning the Company that is furnished to you or your Representatives by the Company and its Representatives or the JANA Director (regardless of the manner in which it is furnished, including without limitation in written or electronic format or orally, gathered by visual inspection or otherwise), together with any notes, analyses, compilations, studies, interpretations, documents or records containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Confidential Information”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1. The term “Confidential Information” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or, in the case of Representatives, in violation of any other duty or obligation of confidentiality to the Company, or (ii) was within your or any of your Representatives’ possession prior to its being furnished to you by the JANA Director, or by or on behalf of the Company; provided, that in the case of (ii) above, the source of such information was not believed by you, after inquiring of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information at the time the same was disclosed.

2. You hereby agree that you and your Representatives will (a) keep the Confidential Information strictly confidential and (b) not disclose any of the Confidential Information in any manner whatsoever without the prior written consent of the Company; provided, however, that you may disclose any of such information to your Representatives who (i) need to know such information and (ii) are informed by you of the confidential nature of such information; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto except that you will not be so responsible with respect to any such Representative who has executed a copy of this letter agreement as an Additional Signatory and delivered such signed copy to the Company. It is understood and agreed that the JANA Director shall not disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Confidential Information with respect to which such disclosure could constitute waiver of the Company’s attorney client privilege. “Legal Advice” as used herein shall mean the advice provided by legal counsel stating legal rights, duties, liabilities and defenses and shall not include factual information or the formulation or analysis of business strategy.

3. In the event that you or any of your Representatives are required by applicable subpoena to disclose any of the Confidential Information, you will in advance of such disclosure (a) promptly notify the Company in writing by facsimile and certified mail, (b) provide the Company with a list of any Confidential Information you intend to disclose (and, if applicable, the text of the disclosure language itself) and (c) cooperate with the Company, at the Company’s request and expense, to the extent it may seek to limit such disclosure, including, if requested, taking all reasonable steps to resist or narrow the scope of such required disclosure or subpoena and to obtain confidential treatment of any information which could be disclosed. If, in the absence of a protective order or the receipt of a waiver from the Company in its sole discretion after a request in writing therefor is made by you (such request to be made as soon as reasonably practicable to allow the Company a reasonable amount of time to respond thereto), you are required pursuant to any such subpoena to disclose Confidential Information, you will disclose only that portion of the Confidential Information which you are advised by counsel is legally required and use your reasonable best efforts to obtain assurances that confidential treatment will be accorded to such Confidential Information. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Confidential Information or to obtain reliable assurance that confidential treatment will be afforded the Confidential Information.

4. You acknowledge that (a) none of the Company or any of its representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information, and (b) none of the Company or any of its representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom.

5. All Confidential Information shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of disclosure of and/or your use of any Confidential Information acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company.

6. You hereby confirm that you are aware, and that you will advise your Representatives who are informed as to the matters which are the subject of this letter agreement, that the federal securities laws impose restrictions on a person’s ability to purchase, sell, trade or otherwise transfer securities of the Company, and to communicate material, non-public information to any other person under circumstances in which it is reasonably foreseeable that such person may purchase, sell, trade or otherwise transfer securities of the Company, until such time as the material, non-public information becomes publicly available or is no longer material. You and your Representatives agree to comply with all such restrictions.

7. [Omitted.]

8. You hereby represent and warrant to the Company that this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms.

9. It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

10. You acknowledge that the value of the Confidential Information to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. In the event of an actual or threatened violation of this letter agreement, you expressly consent to the enforcement of this letter agreement by injunctive relief or specific performance, without proof of actual damages, , in addition to any other remedy to which the Company is entitled at law or in equity. Each of the parties hereto (a) irrevocably waives the right to trial by jury, (b) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (c) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address of such parties’ principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11. This letter agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and may be amended only by an agreement in writing executed by the parties hereto.

12. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	Convergys Corporation 201 East Fourth Street Cincinnati, Ohio 45202 Attention: General Counsel Facsimile: (513) 421-8624

with a copy to:	Wachtell, Lipton, Rosen & Katz 51 W. 52nd Street New York, NY 10019 Attention: Daniel A. Neff Mark Gordon Facsimile: (212) 403-2000

if to the JANA Group:	JANA Partners LLC 767 Fifth Avenue, 8th Floor New York, New York 10153 Attention: General Counsel Facsimile: (212) 455-0901

13. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

14. This letter agreement may be executed in two or more counterparts which together shall constitute a single agreement.

15. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company.

16. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this letter agreement shall be decided without regards to events of drafting or preparation.

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

CONVERGYS CORPORATION

By:	/s/ David F. Dougherty
Name:	David F. Dougherty
Title:	President and Chief Executive Officer

Date: February 4, 2009

[Signature Page to the Confidentiality Agreement between Convergys Corporation and the JANA Group]

Accepted and agreed as of the date first written above:

JANA PARTNERS LLC

By:	/s/ Barry Rosenstein
Name:	Barry Rosenstein
Title:	Managing Partner

/s/ Barry Rosenstein
Name:	Barry Rosenstein

/s/ Adam Scotch
Name:	Adam Scotch

[Signature Page to the Confidentiality Agreement between Convergys Corporation and the JANA Group]